UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 24, 2009

Hythiam, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31932	88-0464853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11150 Santa Monica Boulevard, Suite 1500 Los Angeles, California	90025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 444-4300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 1, 2009, Hythiam, Inc. issued a press release announcing that on November 24, 2009, the Company received a letter from the NASDAQ Listing Qualifications Panel (the “Panel”) granting the Company’s request to remain listed on The NASDAQ Stock Market.  The Company’s continued listing is subject to the condition that, on or before February 24, 2010, the Company evidence stockholders’ equity of at least $10 million or achieve a market value of its listed securities of at least $50 million, either of which is the applicable minimum requirement the Company must meet for the continued listing of its securities on The NASDAQ Global Market.

The Panel’s determination follows a hearing on October 15, 2009, at which the Panel considered the Company’s plan to regain compliance with the stockholders’ equity requirement.  While the Company is working to satisfy the terms of the Panel’s decision, there can be no assurance that it will be able to do so.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

 99.1  Press Release dated December 1, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hythiam, Inc.

December 1, 2009	By:	/s/ MAURICE HEBERT
Maurice Hebert
Chief Financial Officer